EXHIBIT 4.1

FORM OF STOCK CERTIFICATE

INCORPORATED UNDER THE LAWS OF
THE STATE OF MARYLAND

NUMBER
SHARES

CUSIP 02363X

AMERICA FIRST APARTMENT INVESTORS, INC.

Common Stock
Par Value $0.01 per Share

        THIS CERTIFIES THAT                                        is the owner of                                        Shares of the Common Stock of America First Apartment Investors, Inc., transferrable only on the books of the corporation by the holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed.

[SEAL]

        IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at Omaha, Nebraska this     day of                      ,         A.D.

Chief Executive Officer	Secretary

Reverse Side of Certificate

        The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

        The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the 'Code'). Except as otherwise provided in the Charter of the Corporation, (1) no Person may Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% (in value or number) of the outstanding Capital Stock of the Corporation; or (2) there shall be no Transfer or other event that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons or that would result in the Corporation's being 'closely held' under section 856(h) of the Code. Any Person who violates, or attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of, the above limitations must immediately notify the Corporation in writing. If the restrictions on transfer or ownership are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust for the benefit of one or more Charitable Beneficiaries as provided in the Charter. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

        Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	-as tenants by the entireties		(Cust)
(Minor)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list

For value received,                        hereby sell, assign and transfer unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)                        shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                 Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.